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                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Preferred Networks, Inc. 1995 Stock Option Plan, as amended, of our reports dated March 23, 1998, with respect to the consolidated financial statements and schedule of Preferred Networks, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                      /s/ Ernst & Young LLP


Atlanta, Georgia
December 8, 1998